EQUITY PLEDGE AGREEMENT

This Equity Pledge Agreement (this "**Agreement**") is entered into as of 2 March 2019, by the following parties in Shenzhen:

Party A: Guo Gangtong Trade (Shenzhen) Co., Ltd (国港通贸易（深圳）有限公司)

Address: Room 201,Building A,No.1 Qianwan Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (深圳市前海深港合作区前湾一路 1 号 A 栋 201 室)

Legal Representative: Guo Yanping（郭衍平）

Party B: Chen Peijiang(陈培江)

ID Number: 230107196206262015

Address: Room 602, Unit 3, 1 Building, No.126 Happy Road, Xiangfang District, Harbin(哈尔滨市香坊区幸福路 126 号工大 1 栋 3 单元 602 室)

Party C: Xia Changbin(夏长彬)

ID Number: 612525197205300157

Address: Room 602, Unit 4, Building 2, No.68 Fengqi West Road, Weiqu, Chang'an District, Xi'an City(西安市长安区韦曲凤栖西路 68 号 2 幢 4 单元 602 室)

Party D: Yang Hanwu(杨汉武)

ID Number: 612729197407093017

Address: No.153 Wangjiabian Village, Wangjiabian Town, Jiaxian County, Shaanxi Province(陕西省佳县王家砭镇王家砭村 153 号)

Party E: Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership) (密山市深密达众企业管理咨询合伙企业（有限合伙））

Address: Eighth Committee of Lianzhushan Town, Mishan City (密山市连珠山镇 8 委)

Executive Partner: Xia Changbin(夏长彬)

(among which, Party A shall be referred to as the "**Pledgee**", and Party B, Party C, Party D and Party E are collectively referred to as the "**Pledgers**")

WHEREAS,

1. The Pledgee is a wholly foreign-owned enterprise registered and validly existing in Shenzhen, the People's Republic of China (the "**PRC**").

2. Party B, Party C, Party D and Party E are the shareholders of Wunong Technology (Shenzhen) Co., Ltd (物农科技（深圳）有限公司), a limited liability company registered and validly existing in Shenzhen, PRC ("**Wunong Technology**"). Party B holds 34% of the equity interest in Wunong Technology, Party C holds 16% of the equity interest in Wunong Technology, Party D holds 16% of the equity interest in Wunong Technology and Party E holds 34% of the equity interest in Wunong Technology.

3. On the same date hereof, the Pledgee and Wunong Technology entered into an Exclusive Technology Consulting Services Agreement (the "**Service Agreement**"). In accordance with the Service Agreement, Wunong Technology shall pay to the Pledgee the fees with respect to the technical consultancy and services provided by the Pledgee (the "**Service Fee**").

4. In order to ensure the Pledgee can receive the Service Fee from Wunong Technology that is owned by the Pledgers, the Pledgers agree to pledge all their equity interests in Wunong Technology to the Pledgee as a security for the Service Fee. Therefore, the Pledgee and the Pledgers intend to enter into this Agreement to set forth their respective rights and obligations.

NOW THEREFORE, the Parties have agreed as follows:

1. DEFINITIONS

Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

1.1 "**Right of Pledge**" has the meaning assigned to this term in Article 2 hereof.

1.2 "**Equity Interest**" means all the equity interests in Wunong Technology legally held by the Pledgers.

1.3 "**Pledge Ratio**" means the ratio between the value of the Right of Pledge under this Agreement and the sum of the Service Fee and other debts under the Service Agreement.

1.4 "**Term of Pledge**" means the period set out in Article 3.2 hereof.

1.5 "**Event of Default**" means any of the events set out in Article 7.1.

1.6 "**Notice of Default**" means a notice issued by the Pledgee in accordance with this Agreement to announce an Event of Default.

2. RIGHT OF PLEDGE

The Pledgers pledge all their equity interests in Wunong Technology to the Pledgee as a security for all the obligations of Wunong Technology under the Service Agreement. The "**Right of Pledge**" means the right of the Pledgee to be compensated on a preferential basis with the conversion, auction or sales price of the Equity Interest pledged by the Pledgers to the Pledgee.

3. PLEDGE RATIO AND TERM OF PLEDGE

3.1. Pledge Ratio

The Pledge Ratio of the Right of Pledge shall be approximately 100%.

3.2. Term of Pledge

3.2.1. The pledge hereunder shall take effect as of the date when the pledge of the Equity Interest is recorded in Wunong Technology's register of shareholders and registered with the competent business administration authority, and shall expire two (2) years after the expiry date of term for performance of all the obligations under the Service Agreement.

3.2.2. During the Term of Pledge, the Pledgee shall be entitled to exercise the Right of Pledge in accordance with this Agreement in the event Wunong Technology fails to pay the Service Fee in accordance with the Service Agreement.

4. THE EVIDENCE OF THE RIGHT OF PLEDGE AND ESTABLISHMENT OF THE RIGHT OF PLEDGE

4.1. During the Term of Pledge under this Agreement, the Pledgers shall, within one (1) week after the date hereof, deliver the certificates of their contributions to Wunong Technology's equity interests as well as the register of shareholders of Wunong Technology to the Pledgee for Pledgee's preservation.

4.2. The Pledgee shall be entitled to receive dividends generated by the Equity Interest.

4.3. The pledge under this Agreement shall be recorded in Wunong Technology's register of shareholders (as set forth in Appendix 1) within 14 days from the date hereof.

4.4. The Pledgers shall, immediately upon signature of this Agreement, conduct registration with Wunong Technology's registration authority in connection with the pledge of the Equity Interest hereunder. The Pledgers undertake to cause Wunong Technology to use its best efforts to cooperate for completing the relevant procedures of business registration in respect of the pledge of the Equity Interest, and the pledge of the Equity Interest shall not take effect until the completion of such business registration. The effectiveness of this Agreement is not contingent upon such registration.

4.5. Subject to the prior written consent of the Pledgee, the Pledgers may increase their contribution to the registered capital of Wunong Technology. The increase in the equity interest owned by the Pledgers in the registered capital of Wunong Technology as a result of the increase by the Pledgers in their contribution to the registered capital of Wunong Technology shall also constitute a part of the Equity Interest pledged hereunder. In such case, the Pledgers shall carry out the relevant registration procedures in respect of the increased equity interests as required by Articles 4.3 and 4.4 hereof.

5. REPRESENTATIONS AND WARRANTIES OF THE PLEDGERS

The Pledgers herein make the following representations and warranties to the Pledgee on the date of this Agreement and at all times during the Term of Pledge:

5.1. Party B and Party C are citizens of the PRC with full civil capacities, who have the legitimate rights and capacities to enter into this Agreement and assume their legal obligations hereunder.

5.2. Each of Party D and Party E is a limited partnership duly registered and validly existing under the PRC laws with independent status of legal person, which has full and independent legal status and capacity to enter into, deliver and perform this Agreement and is able to independently act as a subject of an action.

5.3. The Pledgers are the legal owners of the Equity Interest, and they have duly approved the pledge of the Equity Interest hereunder by a shareholders' resolution (as set forth in Appendix 2).

5.4. The Pledgers have created no other pledges or encumbrances on the Equity Interest save for the Pledgee's benefit. Currently no dispute exists in respect of the ownership of the pledged Equity Interest. The Pledgers are entitled to exercise the pledged Equity Interest or any part thereof.

5.5. Upon due signature by the Pledgers, this Agreement shall constitute the Pledgers' legal, valid and binding obligations.

5.6. The execution and performance of this Agreement by the Pledgers do not violate or contradict with any and all the prevailing laws that are applicable to them, any agreement to which they are parties or by which their assets are bound, any judgment of any court, any awards of any arbitral authority or any decision of any administrative organ.

5.7. The pledge hereunder shall constitute the first priority security interest in the Equity Interest.

5.8. Any and all taxes and costs payable as a result of the acquisition of the pledged Equity Interest have been paid in full by the Pledgers.

5.9. There are no actions, suits or proceedings pending or, to the knowledge of the Pledgers, threatened, against the pledged Equity Interest before any court or arbitration tribunal, any governmental authority or administrative organ which will materially or adversely affect the economic situations of the Pledgers or the abilities of the Pledgers to perform their obligations and security responsibilities hereunder.

5.10. The Pledgers hereby warrant to the Pledgee that the representations and warranties made above shall be true and correct at the time when this Agreement is signed and during the term of this Agreement and shall be fully observed.

6. UNDERTAKINGS OF THE PLEDGERS

6.1. During the term of this Agreement, the Pledgers undertakes to the Pledgee for its benefit that the Pledgers shall:

6.1.1. without the Pledgee's prior written consent, not transfer or assign the Equity Interest, or create or permit the existence of any pledges that may have an adverse effect on the rights or benefits of the Pledgee, and the assignment of the pledged Equity Interest or pledge or other security interests established over all or any part of the pledged Equity Interest without the Pledgee's prior written consent shall be invalid;

6.1.2. comply with the provisions of all laws and regulations applicable to the pledge of rights, and within five (5) days after receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Right of Pledge, shall present the aforementioned notice, order or recommendation to the Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters at the Pledgee's reasonable request or upon the Pledgee's consent; and

6.1.3. timely notify the Pledgee of any event or any notice received by them that may affect the Pledgers' rights to the Equity Interest or any part thereof, or that may change or affect any of the Pledgers' warranties or obligations set out herein;

6.1.4. not take or allow to be taken any behaviors or actions that may have an adverse effect on the benefits of the Pledgee under the Service Agreement and this Agreement or the pledged Equity Interest; and each of the Pledgers hereby waives its pre-emptive right when the Pledgee exercises the Right of Pledge;

6.1.5. at the reasonable request of the Pledgee, take all such steps and execute all such documents (including but not limited to any supplementary agreement hereto) as may be necessary to ensure the Pledgee's Right of Pledge to the pledged Equity Interest and the exercise and realization by the Pledgee of such Right of Pledge.

6.2. The Pledgers agree that the Pledgee's right to exercise the Right of Pledge in respect of the pledge hereunder shall not be interrupted or impaired by the Pledgers or any of their successors or representatives or any other persons through any legal proceedings.

6.3. The Pledgers undertake to the Pledgee that in order to protect or perfect the security granted by this Agreement for the payment of the Service Fee and other debts, the Pledgers shall execute in good faith and cause other parties who are interested in the Right of Pledge to execute all such title certificates and contracts, and/or shall take and cause other interested parties to take all such actions as required by the Pledgee to facilitate its exercise of the rights and authority granted to the Pledgee hereby.

6.4. The Pledgers undertake to the Pledgee that they will execute all amendment documents (if applicable and necessary) with respect to the certificate of the Equity Interest with the Pledgee or its designee (natural person or legal entity), and provide the Pledgee within a reasonable period with all the notices, orders and decisions that the Pledgee deems necessary in connection with the Right of Pledge.

6.5. The Pledgers undertake to the Pledgee that they will comply with and perform all the guarantees, covenants, warranties, representations and conditions for the benefit of the Pledgee. The Pledgers shall compensate the Pledgee for all the losses suffered by the Pledgee due to the Pledgers' failure to perform or fully perform their guarantees, covenants, warranties, representations and conditions.

6.6. During the term of this Agreement, in order to maintain or increase the value of the pledged Equity Interest, the Pledgers will not do or omit to do anything that may affect the value of the pledged Equity Interest. If any event occurs such that the value of the pledged Equity Interest is decreased or the Pledgers' performance of their obligations hereunder is affected, the Pledgers shall promptly notify the Pledgee, and shall, at the Pledgee's request, provide another property security satisfactory to the Pledgee with respect to the shortage resulting from the decrease of the pledged Equity Interest's value.

6.7. Subject to the applicable laws and regulations, the Pledgers shall carry out, or use their best efforts to cooperate with the Pledgee in carrying out, all the registration, filing or other proceedings required by laws or regulations with respect to this pledge of the Equity Interest.

7. EVENT OF DEFAULT

7.1. Each of the following events shall be deemed an event of default ("**Event of Default**"):

7.1.1. Wunong Technology fails to fully pay the Service Fee as scheduled under the Service Agreement or perform other relevant obligations;

7.1.2. any of the representations or warranties made by the Pledgers under Article 5 are substantially misleading or wrong, and/or the Pledgers breach any of their warranties under Article 5;

7.1.3. the Pledgers breach their undertakings in Article 6;

7.1.4. the Pledgers breach any other provisions of this Agreement;

7.1.5. the Pledgers give up the pledged Equity Interest, or assign the pledged Equity Interest without the Pledgee's prior written consent;

7.1.6. any of the Pledgers' external loans, securities, compensations, covenants or other liabilities for repayment of debts (1) is required to be repaid or performed prior to the scheduled date due to a breach; or (2) are due but can not be repaid or performed as scheduled, thereby

causing the Pledgee to believe that the Pledgers' capacity to perform their obligations herein has been affected;

7.1.7. Wunong Technology is incapable of repaying its general debt or other indebtedness;

7.1.8. this Agreement becomes illegal or the Pledgers are not able to continue to perform their obligations herein due to any reason other than Force Majeure under Article 13 of this Agreement;

7.1.9. the property of the Pledgers incurs any adverse change so that the Pledgee believes that the ability of the Pledgers to perform their obligations herein has been affected;

7.1.10. the successor or receiver of Wunong Technology is only able to perform a portion of, or refuse to perform, its obligation to pay under the Service Agreement; and

7.1.11. a breach resulting from the Pledgers' act or omission in violation of any other provision hereof.

7.2. The Pledgers shall immediately give a written notice to the Pledgee when becoming aware of or discovering that any event under Article 7.1 or any event that may result in any of the foregoing events has happened.

7.3. Unless an Event of Default under Article 7.1 has been resolved to the Pledgee's satisfaction, the Pledgee may issue a Notice of Default to the Pledgers in writing upon the occurrence of the Event of Default or at any time thereafter, demanding the Pledgers to immediately pay all the outstanding amounts and other payables under the Service Agreement, or to exercise the Right of Pledge in accordance with the provisions of Article 8 of this Agreement.

8. EXERCISE OF THE RIGHT OF PLEDGE

8.1. Before the Service Fee under the Service Agreement is fully paid off and the Pledgers' obligations under the Loan Agreement and the supplementary agreement are fully performed (whichever is later), the Pledgers shall not assign the pledged Equity Interest without the Pledgee's prior written consent.

8.2. The Pledgee shall give a Notice of Default to the Pledgers when the Pledgee exercises the Right of Pledge.

8.3. Subject to Article 7.3, the Pledgee may exercise its Right of Pledge at the same time of its issue of a Notice of Default under Article 7.3 or at any time thereafter.

8.4. At its exercise of the Right of Pledge, to the extent permitted by the laws of the PRC, the Pledgee is entitled to dispose of Equity Interest in any of the following manners at such a time as it deems appropriate in accordance with legal procedures until the unpaid Service Fee under the Service Agreement

and the amounts due from the Pledgers.

8.4.1. assigning the Equity Interest to the Pledgee or its designee or assignee;

8.4.2. auctioning or selling the Equity Interest; or

8.4.3. such other manners as permitted by the laws of the PRC.

8.5. The Pledgers shall not hinder the Pledgee from exercising its Right of Pledge in accordance with this Agreement, and shall provide necessary assistance for the Pledgee to effect its Right of Pledge.

9. ASSIGNMENT OF AGREEMENT

9.1. The Pledgers shall not delegate or assign any of their rights and obligations hereunder to any third party without the Pledgee's prior written consent.

9.2. The Pledgee may assign all or any of its rights and obligations under the Service Agreement and the supplementary agreement (if any) to a person designated by it (natural person or legal entity) at any time to the extent permitted by law. In this case, the assignee shall enjoy and undertake the same rights and obligations as the Pledgee enjoys and undertakes hereunder as if the assignee is a party hereto. The Pledgee's assignment of its rights and obligations under the Service Agreement and the supplementary agreement (if any) is only be subject to a written notice to the Pledgers, and at the request of the Pledgee, the Pledgers shall execute the relevant agreements and/or documents in connection with such assignment.

9.3. After the change of pledgee resulting from the transfer or assignment, the new parties to the pledge shall execute a new pledge contract.

10. EFFECTIVENESS AND TERM

This Agreement is executed on the date first written above, and shall become effective as of the date when the pledge of the Equity Interest is recorded on Wunong Technology's register of shareholders.

11. TERMINATION

This Agreement shall not be terminated until the Service Fee under the Service Agreement are paid off, and Wunong Technology ceases to undertake any obligations under the Service Agreement, and the Pledgee shall cancel or terminate this Agreement as soon as reasonably practicable. Articles 14 and 15 shall survive the termination of this Agreement.

12. CHARGES AND OTHER EXPENSES

12.1. The Pledgers shall be responsible for all the charges and out-of-pocket expenses relating to this Agreement, including but not limited to legal fees, cost of production, stamp tax and any other taxes and charges. If the Pledgee

is required by law to pay the relevant taxes, [the Pledgers shall fully reimburse the Pledgee for such expenses and tax payments by the Pledgee].

12.2. The Pledgers shall be responsible for all the expenses and tax payments (including but not limited to taxes, charges, management fees, litigation fees, attorney's fees, and various insurance premiums in connection with the disposition of the Right of Pledge) incurred by the Pledgee in connection with the Pledgers' failure to pay any tax or expenses due, or Pledgee's pursuit of claims under this Agreement.

13. FORCE MAJEURE

13.1. "**Force Majeure**", means any event that is beyond a party's reasonable control and cannot be prevented notwithstanding the reasonable care exercised by the affected party, which includes but not limited to government act, change in law, act of God, fire, explosion, typhoon, storm, flood, earthquake, tide, lightning and war; provided, however, that any shortage of credit, capital or finance shall not be regarded as an event beyond a party's reasonable control. The party affected by Force Majeure shall inform the other parties of such event as soon as possible.

13.2. In the event that the performance hereof is delayed or prevented by Force Majeure as defined above, the party affected by the Force Majeure will not need to undertake any liability hereunder to the extent delayed or prevented. The affected party shall take appropriate measures to minimize or eliminate the effects of Force Majeure and attempt to resume its performance of the obligations delayed or prevented by Force Majeure. The parties agree to use their best efforts to resume the performance hereunder upon elimination of the Force Majeure.

14. CONFIDENTIALITY

Each party acknowledges and affirms that any oral or written information exchanged between them in connection with this Agreement is confidential information. Each party shall keep all such information in confidence and shall not disclose any such information to any third party without the other parties' prior written consent, except for the information that (a) is or may become known by the public (not for receiving party's disclosure to the public without authorization); (b) is disclosed as required by the applicable laws or the rules or regulations of a stock exchange; (c) is disclosed by either party in connection with the transaction contemplated hereby to its legal or financial advisor that is under a confidentiality obligation similar to that as stated in this Article; or (d) is disclosed by Party A to its direct or indirect shareholders. Any breach of confidentiality by any employee or agency engaged by either party shall be deemed a breach by such party, who shall be liable for such breach. This Article 14 shall remain effective notwithstanding that this Agreement shall become invalid, rescinded, terminated or unenforceable for any causes.

15. DISPUTE RESOLUTION

15.1. This Agreement shall be governed by and interpreted in accordance with the

laws of the PRC.

15.2. The parties shall strive to resolve any dispute arising from the interpretation or performance of this Agreement through friendly consultation in good faith. In case no resolution can be reached through consultation, any party may refer the dispute to China International Economic and Trade Arbitration Commission (the "**CIETAC**") for resolution through arbitration in accordance with its arbitration rules then in effect. The arbitration proceedings shall take place in Shenzhen and shall be conducted in Chinese. The arbitration award shall be final and binding upon all the parties.

16. NOTICE

Notices or other communications required to be given by either party pursuant to this Agreement shall be written in Chinese or English, and may be delivered by hand, or registered mail, or postage-prepaid mail, or a recognized courier service, or facsimile transmission to the address or addresses of the relevant Party or both parties as set forth below or other address of the other Party or the addressees of such other party from time to time. The date when the notice is deemed to be duly served shall be determined as the follows: (a) a notice delivered by hand is deemed duly served on the date of delivery; (b) a notice sent by mail is deemed duly served on the tenth (10th) day after the date on which the air registered mail with postage prepaid (as is shown on the postmark) has been sent out, or the fourth (4th) day after the date of delivery to an internationally recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time shown on the relevant document transmission confirmation.

Party A: Guo Gangtong Trade (Shenzhen) Co., Ltd (国港通贸易（深圳）有限公司)
Address: Room 201,Building A,No.1 Qianwan Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (深圳市前海深港合作区前湾一路 1 号 A 栋 201 室)
Fax:
Phone: 13823913841

Party B: Chen Peijiang(陈培江)
Address: Room 602, Unit 3, 1 Building, No.126 Happy Road, Xiangfang District, Harbin(哈尔滨市香坊区幸福路 126 号工大 1 栋 3 单元 602 室)
Fax:
Phone: 15652799829

Party C: Xia Changbin(夏长彬)
Address: Room 602, Unit 4, Building 2, No.68 Fengqi West Road, Weiqu, Chang'an District, Xi'an City(西安市长安区韦曲凤栖西路 68 号 2 幢 4 单元 602 室)
Fax:
Phone: 18878717139

Party D: Yang Hanwu(杨汉武)

Address: No.153 Wangjiabian Village, Wangjiabian Town, Jiaxian County, Shaanxi Province(陕西省佳县王家砭镇王家砭村 153 号)
Fax:
Phone: 13992290055

Party E: Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership) (密山市深密达众企业管理咨询合伙企业（有限合伙）)

Address: Eighth Committee of Lianzhushan Town, Mishan City (密山市连珠山镇 8 委)
Fax:
Phone: 18878717139

17. ENTIRE AGREEMENT

Notwithstanding the provisions of Article 10 hereof, the parties acknowledge that, upon its effectiveness, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous oral and/or written agreements and understandings reached among the parties in respect of the subject matter hereof.

18. SEVERABILITY

If any provision of this Agreement becomes invalid or unenforceable due to its conflict with the relevant law, such provision shall be deemed invalid only within such relevant law's scope of jurisdiction and the legal validity of the other provisions hereof shall not be affected thereby.

19. APPENDICES

The appendices to this Agreement are an integral part of this Agreement.

20. AMENDMENT OR SUPPLEMENT

20.1. The parties may amend and supplement this Agreement by written agreement. The amendments and supplements hereto duly signed by the parties shall be an integral part of, and have the same legal effect as, this Agreement.

20.2. This Agreement and any amendment, supplement or change hereto shall be in writing and come into effect upon signing and sealing by all the parties hereto.

21. COUNTERPARTS AND LANGUAGE

This Agreement is executed in Chinese and English in five originals. Each of Party A, Party B, Party C, Party D and Party E holds one original, and all the originals are equally authentic. If there is any discrepancy between the Chinese language and the English language, the Chinese language shall prevail.

[The remaining of this page is left intentionally blank.]

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed in person, or caused their legal or authorized representatives to execute this Agreement as of the date first written above.

Pledgee (Party A): Guo Gangtong Trade (Shenzhen) Co., Ltd (国港通贸易(深圳)有限公司)

Legal Representative/Authorized Representative: 郭衍平

Seal:

Pledger (Party B): Chen Peijiang (陈培江)

Signature:

Pledger (Party C): Xia Changbin(夏长彬)

Signature:

Pledger (Party D):Yang Hanwu(杨汉武)

Signature: 杨汉武

Appendix 1

Register of Shareholders of Wunong Technology

Shareholders	Capital Contribution / Shareholding Ratio	Pledge
Chen Peijiang (陈培江)	RMB 1,700,000 / 34%	
Xia Changbin(夏长彬)	RMB 800,000 / 16%	
Yang Hanwu (杨汉武)	RMB 800,000 / 16%	
Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership) (密山市深密达众企业管理咨询合伙企业（有限合伙）)	RMB 1,700,000/ 34%	

Appendix 2

Shareholders' Resolution of Wunong Technology

As for the Equity Pledge Agreement executed on 2 March, 2019 between the shareholders of Wunong Technology (Shenzhen) Co., Ltd (物农科技（深圳）有限公司) (the "**Company**") and Guo Gangtong Trade (Shenzhen) Co., Ltd (国港通贸易(深圳）有限公司)), the General Shareholders' Meeting of the Company has unanimously resolved that:

The Company's shareholders' pledge of all their equity interests in the Company to Guo Gangtong Trade (Shenzhen) Co., Ltd (国港通贸易（深圳）有限公司) be hereby approved; and

This Agreement be executed and delivered by the following shareholders on 2 March, 2019:

Chen Peijiang (陈培江)
Signature:

Xia Changbin(夏长彬)
Signature:

Yang Hanwu(杨汉武)
Signature: 杨汉武

Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership) (密山市深密达众企业管理咨询合伙企业（有限合伙）)
Executive Partner / Authorized Representative:
Seal:

Appendixes:

1. Register of Shareholders of Wunong Technology.
2. Shareholders' Resolution of Wunong Technology.

IN WITNESS WHEREOF, the parties have executed in person, or caused their legal or authorized representatives to execute this Agreement as of the date first written above.

Pledger (Party E): Mishan City Shenmi Dazhong Management Consulting Partnership (Limited Partnership) (密山市深密达众企业管理咨询合伙企业（有限合伙））

Executive Partner / Authorized Representative: ______________

Seal: